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                                                                     EXHIBIT 4.1

                              JUST FOR FEET, INC.
                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------

    THIS INCENTIVE STOCK OPTION AGREEMENT ("Option Agreement") is made and entered into this ____ day of ___________, 199__ by and between Just For Feet, Inc., an Alabama corporation (the "Company") and __________ ("Employee").

                              W I T N E S S E T H:
                              -------------------

    The Board of Directors of the Company has adopted the Just For Feet, Inc. 1997 Employee Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference. Pursuant to the terms of the Plan, the Board of Directors or its designated committee has selected Employee to participate in the Plan and desires to grant to Employee certain incentive stock options to purchase shares of the Company's authorized $.0001 par value common stock ("Stock"), subject to the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                     1.  INCORPORATION OF PLAN PROVISIONS

    This Option Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Option Agreement and a copy of which is on file with the Secretary of the Company. Employee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement. Unless specifically provided otherwise, all terms used in this Option Agreement shall have the same meaning as in the Plan.

                              2.  GRANT OF OPTION

    Subject to the further terms and conditions of this Option Agreement, Employee is hereby granted a stock option to purchase _______________ shares of Stock, effective as of the date first written above. This stock option is intended to be an Incentive Stock Option as provided in (S) 422 of the Internal Revenue Code.

                         3.  FAIR MARKET VALUE OF STOCK

    The Board of Directors has determined, in good faith and in its best judgment, that the fair market value per share of Stock as of the date this stock option is granted is ____________.

                                4.  OPTION PRICE

    The Board of Directors has determined that the price for each share of Stock purchased under this Option Agreement shall be ____________ (the "Option Price").

                           5.  EXPIRATION OF OPTIONS

    The option to acquire Stock pursuant to this Option Agreement shall expire (to the extent not previously fully exercised) upon the first to occur of the following:
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    (a) ____________ (the tenth anniversary of the date of grant of the option, or the fifth anniversary in the case of a Ten Percent Owner);

    (b) As to any option or unexercised portion thereof which was otherwise exercisable on the date of termination of Employment;

        (i) The date which is three (3) months following the date on which Employee ceases his employment with the Company or any subsidiary of the Company, otherwise than as a result of Employee's death or Disability or if Employee's employment is terminated for Cause (as hereinafter defined).

        (ii) The date which is the first anniversary of the date upon which Employee ceases to be employed by the Company, or any subsidiary of the Company, by reason of Employee's death or Disability but in no event after the date provided in paragraph (a) of this
              Article 5;

        (iii) The date of termination of employment if Employee is terminated for Cause.

              For the purposes of this Agreement, Cause shall mean (i) the commission of a felony or any act of fraud, theft, embezzlement, dishonesty, misappropriation or moral turpitude (as hereafter defined) on the part of the Employee, (ii) a willful failure by the Employee to comply with any laws or regulations relating to his employment with the Corporation (as hereinafter defined in Section 8(a)), (iii) a material breach by the Employee of, or a material failure by the Employee to perform, his duties and obligations as an Employee of the Corporation, (iv) substantial dependance or addiction to alcohol or any drug, (v) wilful dereliction of duties or disregard of lawful instructions or directions of the officers or directors of the Corporation relating to a material matter, (vi) conduct disloyal to the Corporation, or (vii) a failure by Employee to cease and desist conducting activities prohibited by the rules and regulations of the Company after an oral or written request by the Corporation to so cease and desist. For purposes of this Agreement, "moral turpitude" shall mean an act of baseness, vileness, or depravity in the private and social duties which a person owes to another, or to society in general, contrary to the accepted and customary rule of right and duty between people.

    (c) As to any options or portion thereof that were not exercisable on the date Employee ceases Employment with the Corporation by reason of death or Disability, the date which is six (6) months following such termination but in no event after the date provided in paragraph (a) of this Article 5.

                            6.  EXERCISE OF OPTION

    Unless options hereunder shall earlier lapse or expire pursuant to Article 5 hereof, this option may be exercised, subject to the limitations contained in the second paragraph of this Article 6, with respect to the aggregate number of shares subject to this Option Agreement as follows:

    (i)   as of ______________, 199__, _________ shares;
    (ii)  as of ______________, 199__, an additional _________ shares; and
    (iii) as of ______________, 199__, an additional _________ shares.

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    To the extent such options become exercisable in accordance with the foregoing, Employee may exercise this stock option, in whole or part, from time to time. The option exercise price may be paid by Employee either in cash, or by surrender of other shares of unrestricted Stock of the Company held by Employee for at least six months or a combination of cash and Stock.

                            7.  MANNER OF EXERCISE

    This stock option may be exercised by written notice to the Secretary of the Company by specifying the number of shares to be purchased and signed by Employee or such other person who may be entitled to acquire Stock under this Option Agreement. If any such notice is signed by a person other than Employee, such person shall also provide such other information and documentation as the Secretary of the Company may reasonably require to assure that such person is entitled to acquire Stock under the terms of the Plan and this Option Agreement.

    After receipt of the notice and any other assurances requested by the Company under this Article 7, and upon receipt of the full option price, the Company shall issue to the person giving notice of exercise under this Option Agreement the number of shares specified in such notice.

                          8.  COVENANT NOT TO COMPETE

    In consideration of the grant by the Company of the option, Employee agrees with the Company as follows:

    (a) While Employee is employed by the Company, or one or more of the subsidiaries (hereinafter collectively referred to as "the Corporation") Employee will devote his entire time, energy and skills to the service of the Corporation. Such employment shall be at the pleasure of the board of directors of each employing corporation. Except as provided in
        Section 5 hereof, no option granted under this Agreement shall be exercised after the termination of Employee's employment with the Corporation.

    (b) Employee will not, during the term of his employment with the Corporation and for a period of one (1) year after termination for any reason of his employment with the Corporation, directly or indirectly, engage in or carry on within a fifty (50) mile radius of any of the Corporation's retail outlets existing upon the date of termination of such employment, any business, like or similar to that engaged in by Corporation, either individually or as a stockholder, director, officer, consultant, independent contractor, employee, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise (hereinafter "Firm"), or in any other capacity.

The above one (1) year period shall be extended by any period of time during which Employee is in default of the covenants contained in this Agreement.

    (c) During the term of his employment with the Corporation and thereafter, Employee shall not divulge, or furnish or make accessible to any third party, company, corporation or other organization (including but not limited to customers, competitors or governmental agencies), without the Corporation's prior written consent, any trade secrets, customer lists, information regarding customers, or other confidential information concerning the Corporation or its business, including without limitation, confidential methods of operation and organization,

                                      -3-
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        trade secrets, confidential matters related to pricing, markups, commissions and customer lists.

    (d) In the event of a breach or threatened breach by Employee of all or any part of the provisions of subdivisions (b) or (c) of this Article 8, the Corporation shall be entitled to an injunction restraining Employee from such breach without limiting any other rights or remedies available to the Corporation for such breach or threatened breach.

    (e) Employee specifically recognizes and affirms that if any of the covenants contained in subdivisions (b) or (c) of Article 8 of this Agreement should be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between Employee and the Corporation, the Company shall be entitled to receive (but not obligated to acquire) from Employee all Stock held by Employee which was obtained by Employee under this Option Agreement (including all shares obtained by virtue of any stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other transaction, hereinafter "stock dividends") by returning to Employee for each share received the Option Price paid by Employee (as adjusted for stock dividends). If Employee has sold, transferred, or otherwise disposed of Common Stock obtained under this Agreement (including all shares obtained by virtue of any stock dividends), the Company shall be entitled to receive from Employee the difference between the Option Price paid by Employee and the fair market value of the Common Stock (including all shares obtained by virtue of any stock dividends) on the date of sale, transfer, or other disposition.

    (f) Notwithstanding any provision to the contrary herein contained,
        Article 8(b) shall not apply:

        (i) Upon the termination of the Employee's employment by the Corporation other than for Cause within one (1) year following a Sale of the Company; and

        (ii) Upon the voluntary termination of employment by the Employee for any reason within the thirty (30) day period immediately after the one (1) year period following a Sale of the Company.

    (g) In the event of a Sale of the Company following the execution of this Agreement, Employee expressly agrees that the terms and conditions set forth in this Article 8 shall be binding upon Employee and shall be fully enforceable by the successor to the Company.

For purposes of this Agreement, "Sale of the Company" shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), or (ii) consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; unless, following such acquisition of beneficial ownership or transaction (A) more than 60% of the then outstanding shares of common stock of the Person resulting from such reorganization, merger or consolidation, or (B) more than 60% of the then outstanding shares of common stock of the Person acquiring such beneficial ownership or assets, and the combined voting power of the then outstanding voting securities of such Person

                                      -4-
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entitled to vote generally in the election of directors of such Person, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition or transaction, in substantially the same proportion as their ownership of Outstanding Common Stock and Outstanding Voting Securities prior to such event.

                              9.  PLAN TO CONTROL

    The Plan is incorporated in this Agreement by this reference. Any question of interpretation or application of the Plan or this Agreement shall be resolved by the Board of Directors or the Committee, and its determination shall be final and binding on the Company and Employee. In the event of any conflict between the provisions of the Plan and of this Agreement, the Plan shall control.

                              10.  BINDING EFFECT

    This Agreement shall bind and inure to the benefit of the parties hereto, the successors and assigns of the Company and the person to whom the rights of Employee are transferred by will or the laws of descent and distribution.

                     11.  RESTRICTIONS ON TRANSFERABILITY

    (a) The stock option granted hereunder shall not be transferable by Employee otherwise than by will or by the laws of descent and distribution, and such stock option shall be exercisable during Employee's lifetime only by Employee.

    (b) Pursuant to Section 5(h) of the Plan, the shares of stock purchased by Employee pursuant to the exercise of the options hereunder are not transferable by Employee until the expiration of sixty (60) days from the transfer of shares to Employee upon the exercise of this option, and any attempt by Employee to transfer such shares prior to the latter of such dates may result in the repurchase of such shares by the Company as provided in that section of the Plan.

            12.  FURTHER RESTRICTIONS ON EXERCISE AND SALE OF STOCK

    Employee acknowledges and understands that the Stock subject to this Option Agreement is not registered under the federal Securities Act of 1933, as amended ("Federal Act") or under the Alabama Securities Act or the securities laws of any other state (the "State Acts"). Each option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The costs of any such listing, registration, qualification, consent or approval shall be paid by the Company. Alternatively, the Company shall not permit any exercise of this stock option unless it receives such representations, factual assurances, and legal opinions as it may deem necessary to determine and document the availability of an exemption from registration under both the Federal Act and the State Acts with respect to any particular issuance of shares under this Option Agreement. Further, the Board of Directors shall require that Stock issued in respect of any exercise of this stock option shall bear such restrictions on further transfer as shall be necessary to insure the availability of any exemption so claimed.

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                              13.  REORGANIZATION

    In the event that dividends are payable in Common Stock of the Company or in the event there are subdivisions or consolidations of shares of Common Stock of the Company or in the event of any other increase or decrease in the number of issued shares of the Company without receipt of consideration by the Company, the number of shares deliverable upon the exercise thereafter of any Option theretofore granted and the exercise price with respect to such Option shall each be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

    In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in the case of the sale of all or substantially all of the assets of the Company, or in case of a dissolution or liquidation of the Company, or in the case of a sale or exchange of eighty percent (80%) or more of the outstanding stock of the Company by the shareholders of the Company, the Board of Directors of the Company or its designated committee shall upon written notice to the Optionee provide that the Option (including the shares not then exercisable) must be exercised within thirty (30) days of the date of such notice or it will be terminated. Notwithstanding anything in this Option Agreement or the Plan to the contrary, nothing shall extend Optionee's right to exercise this Option after the expiration of ten (10) years from the date it is granted.

                              14.  GOVERNING LAW

    This Option Agreement shall be interpreted and construed according to and governed by the laws of the State of Alabama.



                        [SIGNATURES ON FOLLOWING PAGE]

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    IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by a member of the Board of Directors or the Committee or a duly authorized officer of the Company, and Employee has executed this Option Agreement as of the date first written above.

                                       JUST FOR FEET, INC.


                                       By:
                                           -------------------------------------
                                           Harold Ruttenberg, President

Attest:


-------------------------
Scott Wynne, Secretary

                                       EMPLOYEE


                                       ----------------------------------------
                                       Employee

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